Exhibit 99.1

Planet Fitness, Inc. Announces First Quarter 2016 Results

First Quarter System-Wide Same Stores Sales Increased 6.8%

Total Revenue Increased 8.3% to $83.3 Million

Board Approves New $20 Million Share Repurchase Program

Company Raises Full Year 2016 Outlook

Newington, NH, May 10, 2016 – Planet Fitness, Inc. (NYSE:PLNT) today reported financial results for its first quarter ended March 31, 2016.

First Quarter Fiscal 2016 Highlights

•	Total revenue increased from the prior year period by 8.3% to $83.3 million.
•	System-wide same store sales increased 6.8%.
•	Net income was $16.3 million compared to net income of $8.5 million in the prior year period.
•	Pro forma adjusted net income(1) increased 20.5% to $15.2 million, or $0.15 per diluted share, compared to $12.6 million, or $0.13 per diluted share in the prior year period.
•	Adjusted EBITDA(1) increased 20.4% to $34.3 million from $28.5 million in the prior year period.
•	48 new Planet Fitness franchise stores were opened during the period, bringing system-wide total stores to 1,171 at March 31, 2016.

1) Pro forma adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of adjusted EBITDA and pro forma adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this release.

Christopher Rondeau, Chief Executive Officer, commented, “The year is off to a strong start. We continue to be successful attracting new consumers to Planet Fitness, which, combined with system-wide same store sales growth of 6.8% contributed to our outperformance in the first quarter compared with guidance. Awareness of our affordable, non-intimidating fitness offering continues to increase driven by the combination of our powerful national advertising strategy and continued unit expansion. We remain confident that we have a significant runway for growth based on how well our concept continues to resonate with the large population of casual and first time gym users. At the same time, our group of well capitalized franchisees is on schedule to open a record number of new stores this year and the pipeline is robust looking beyond 2016. We believe our differentiated, asset light business model has our company well positioned to deliver enhanced profitability and greater value to our shareholders over the long-term.”

Operating Results for the First Quarter Ended March 31, 2016

For the first quarter 2016, total revenue increased $6.4 million or 8.3% to $83.3 million from $76.9 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $5.9 million or 27.2% to $27.7 million from $21.8 million in the prior year period;
•	Corporate-owned stores segment revenue increased $2.2 million or 9.1% to $25.7 million from $23.5 million in the prior year period; and
•

Equipment segment revenue decreased $1.7 million or 5.2% to $30.0 million from $31.6 million. This decrease was driven by a decrease in equipment sales related to the anticipated fewer new store openings versus a year ago, partially offset by higher re-equipment revenue. Equipment sales related to new store openings and the timing of individual new store openings can be affected by many factors making particular quarter to quarter comparisons less meaningful.

System-wide same store sales increased 6.8%. By segment, franchisee-owned same store sales increased 7.0% and corporate-owned same store sales increased 4.9%.

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 20.4% to $34.3 million from $28.5 million in the prior year period. EBITDA by segment:

•

Franchise segment EBITDA increased $10.2 million or 75.4% to $23.8 million driven by royalties from new franchised stores opened since March 31, 2015 as well as higher same store sales and overall margin expansion;

•

Corporate-owned stores segment EBITDA increased $2.4 million or 30.3% to $10.2 million driven primarily by higher revenue related to stores not included in the same store sale base plus higher same store sales and overall margin expansion; and

•

Equipment segment EBITDA decreased slightly by $0.4 million or 6.6% to $6.3 million driven by lower equipment sales to new stores partially offset by higher sales of replacement equipment from existing franchise stores required to replace certain equipment.

For the first quarter of fiscal 2016, net income was $16.3 million compared to net income of $8.5 million in the prior year period. Pro forma adjusted net income (see “Non-GAAP Financial Measures”) increased 20.5% to $15.2 million, or $0.15 per diluted share, from $12.6 million, or $0.13 per diluted share, in the prior year period. Pro forma adjusted net income has been adjusted to reflect a normalized federal income tax rate of 39.4% for the current and comparable prior year period and excludes amortization and other non-recurring costs and gains.

Share Repurchase Program

The Board of Directors has authorized the Company to purchase, from time to time, as market conditions warrant, $20 million of the Company's common stock.  The share repurchase program does not obligate the Company to repurchase any particular amount of common stock, and it could be modified, suspended or discontinued at any time. The timing and amount of repurchases will be determined by management at its discretion based on a variety of factors such as the market price of its common stock, corporate and legal requirements, general market and economic conditions, and compliance with the terms of agreements governing the Company’s outstanding indebtedness. Purchases of the Company’s common stock may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, in privately negotiated transactions or by other means in accordance with federal securities laws. The share repurchase program does not have a specified expiration date.

Mr. Rondeau said, “The Board’s decision to authorize this $20 million share buyback program reflects their confidence in the strength of the Planet Fitness brand and our asset light business model. We believe that current volatility in our stock price provides us with opportunities to purchase our stock at prices that we believe undervalue our business. This program underscores the Company’s commitment to creating value for our shareholders by using our strong cash flow in the most efficient manner possible as opportunities present themselves.”

2016 Outlook

For the year ending December 31, 2016, the Company now expects:

•	Total revenue between $360 million and $370 million;
•	System-wide same store sales growth in the mid-single digit range;
•	Between 210 and 220 new franchised stores; and
•	Pro forma adjusted net income of $61 million to $64 million, or $0.62 to $0.65 per diluted share.

Presentation of Financial Measures

Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC and its subsidiaries (“Pla-Fit Holdings”). As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-

controlling interest related to the portion of Pla-Fit Holdings not owned by the Company. The financial results in periods prior to the IPO and recapitalization transactions are of Pla-Fit Holdings, as the predecessor to Planet Fitness, Inc. for accounting and reporting purposes. Accordingly, these historical results do not purport to reflect what the results of operations of Planet Fitness, Inc. or Pla-Fit Holdings would have been had the IPO and related recapitalization transactions occurred prior to such periods.

The financial information presented in this release includes non-GAAP financial measures such as EBITDA, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share. The Company’s presentation of adjusted EBITDA, pro forma adjusted net income and pro forma net income per diluted share should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of adjusted EBITDA and pro forma adjusted net income to their nearest GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from GAAP net income and net income per share in ways similar to those described in the reconciliations at the end of this press release.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on May 10, 2016 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness (NYSE: PLNT) is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. With more than 1,000 locations in 47 states, the District of Columbia, Puerto Rico, Canada and the Dominican Republic, Planet Fitness’ mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women. For more information, visit www.planetfitness.com.

Source: Planet Fitness Investor Relations

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-750-0001 x 199

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

Forward-Looking Statements

This news release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance (“forward-looking statements”), especially those under the heading “2016 Outlook.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2015, and the Company’s other filings with the Securities and Exchange Commission. Neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the quarter ended March 31,
	2016	2015
Revenue:
Franchise	$21,491	$16,967
Commission income	6,186	4,790
Corporate-owned stores	25,697	23,546
Equipment	29,969	31,619
Total revenue	83,343	76,922
Operating costs and expenses:
Cost of revenue	23,639	25,946
Store operations	14,732	14,341
Selling, general and administrative	11,845	14,138
Depreciation and amortization	7,703	8,201
Other gain	(186)	(6)
Total operating costs and expenses	57,733	62,620
Income from operations	25,610	14,302
Other expense, net:
Interest expense, net	(6,367)	(4,756)
Other income (expense)	393	(736)
Total other expense, net	(5,974)	(5,492)
Income before income taxes	19,636	8,810
Provision for income taxes	3,291	272
Net income	16,345	8,538
Less net income attributable to non-controlling interests	12,977	113
Net income attributable to Planet Fitness, Inc.	3,368	8,425

Net income per share of Class A common stock(1):
Basic & diluted	$0.09

Weighted-average shares of Class A common stock outstanding(1):
Basic & diluted	36,598

(1)	Represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period following the recapitalization transactions and IPO.

Planet Fitness, Inc. and subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$38,268	$31,430
Accounts receivable, net of allowance for bad debts of $637 and $629 at March 31, 2016 and December 31, 2015, respectively	10,446	19,079
Due from related parties	1,005	4,940
Inventory	1,476	4,557
Restricted assets – national advertising fund	5,300	1,962
Other current assets	12,318	10,977
Total current assets	68,813	72,945
Property and equipment, net	54,302	56,139
Intangible assets, net	268,679	273,619
Goodwill	176,981	176,981
Deferred income taxes	115,523	117,358
Other assets, net	1,368	2,135
Total assets	$685,666	$699,177
Liabilities and equity:
Current liabilities:
Current maturities of long-term debt	$5,100	$5,100
Accounts payable	10,090	23,950
Accrued expenses	9,853	13,667
Equipment deposits	5,253	5,587
Deferred revenue, current	15,477	14,717
Payable to related parties pursuant to tax benefit arrangements, current	5,870	3,019
Other current liabilities	253	212
Total current liabilities	51,896	66,252
Long-term debt, net of current maturities	478,875	479,779
Deferred rent, net of current portion	4,665	4,554
Deferred revenue, net of current portion	10,277	12,016
Payable to related parties pursuant to tax benefit arrangements, net of current portion	132,208	137,172
Other liabilities	484	484
Total noncurrent liabilities	626,509	634,005
Equity:
Class A common stock, $.0001 par value - 300,000 shares authorized, 36,598 shares issued and outstanding as of March 31, 2016 and December 31, 2015	4	4
Class B common stock, $.0001 par value - 100,000 shares authorized, 62,067 shares issued and outstanding as of March 31, 2016, and 62,112 shares issued and outstanding as of December 31, 2015	6	6
Accumulated other comprehensive loss	(2,387)	(1,710)
Additional paid in capital	577	352
Accumulated deficit	(11,805)	(14,032)
Total stockholders' deficit attributable to Planet Fitness Inc.	(13,605)	(15,380)
Non-controlling interests	20,866	14,300
Total stockholders' equity (deficit)	7,261	(1,080)
Total liabilities and stockholders' equity (deficit)	$685,666	$699,177

Planet Fitness, Inc. and subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	For the quarter ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$16,345	$8,538
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,703	8,201
Amortization of deferred financing costs	371	305
Amortization of favorable leases and asset retirement obligations	99	113
Amortization of interest rate caps	75	—
Deferred tax expense	1,354	7
Provision for bad debts	7	11
Gain on disposal of property and equipment	(186)	(6)
Equity-based compensation	576	—
Changes in operating assets and liabilities, excluding effects of acquisitions
Accounts receivable	8,864	9,792
Notes receivable and due from related parties	3,544	50
Inventory	3,081	1,001
Other assets and other current assets	(4,632)	422
Accounts payable and accrued expenses	(16,202)	(16,745)
Other liabilities and other current liabilities	30	15
Income taxes	(2,314)	290
Payable to related parties pursuant to tax benefit arrangements	(2,113)	—
Equipment deposits	(334)	(230)
Deferred revenue	(1,091)	(717)
Deferred rent	85	992
Net cash provided by operating activities	15,262	12,039
Cash flows from investing activities:
Additions to property and equipment	(865)	(5,326)
Proceeds from sale of property and equipment	20	6
Net cash used in investing activities	(845)	(5,320)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	120,000
Principal payments on capital lease obligations	(12)	(140)
Repayment of long-term debt	(1,275)	(975)
Payment of deferred financing and other debt-related costs	—	(1,698)
Distributions to Continuing LLC Members	(6,411)	(139,688)
Net cash used in financing activities	(7,698)	(22,501)
Effects of exchange rate changes on cash and cash equivalents	119	23
Net increase (decrease) in cash and cash equivalents	6,838	(15,759)
Cash and cash equivalents, beginning of period	31,430	43,291
Cash and cash equivalents, end of period	$38,268	$27,532

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share. The Company’s presentation of adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per diluted share should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are supplemental measures of performance that do not represent and should not be considered as substitutes for net income or any other performance measures derived in accordance with GAAP. EBITDA and adjusted EBITDA are used by management to measure the operating performance of the business adjusted for certain non-recurring items that management believes do not directly reflect the Company’s core operations. A reconciliation of EBITDA and adjusted EBITDA to net income, the more directly comparable GAAP measure, is set forth below.

	For the quarter ended March 31,
	2016	2015
Net income attributable to Planet Fitness, Inc.	$3,368	$8,425
Net income attributable to non-controlling interests	12,977	113
Net income	$16,345	$8,538
Interest expense, net	6,367	4,756
Provision for income taxes	3,291	272
Depreciation and amortization	7,703	8,201
EBITDA	$33,706	$21,767
Purchase accounting adjustments(1)	182	426
Management fees(2)	—	284
IT system upgrade costs(3)	—	3,633
IPO-related costs(4)	—	1,757
Severance expense(5)	380	—
Pre-openings costs(6)	—	604
Adjusted EBITDA	$34,268	$28,471

(1)

Represents the impact of certain purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings, LLC on November 8, 2012. These are primarily related to fair value adjustments to deferred revenue and deferred rent.

(2)	Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO.
(3)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(4)	Represents legal, accounting and other costs incurred in connection with the IPO.
(5)	Represents severance expense recorded in connection with an equity award modification.
(6)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

Pro Forma Adjusted Net Income and Pro Forma Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our initial public offering, the operating agreement of Pla-Fit Holdings was amended and restated to, among other things, designate Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings. As a result of the recapitalization transactions and the amended and restated Pla-Fit Holdings operating agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of pro forma adjusted net income and pro forma adjusted net income per diluted share gives effect to the consolidation of Pla-Fit Holdings with Planet Fitness, Inc. resulting from the recapitalization transactions and the amended and restated Pla-Fit Holdings operating agreement as of January 1, 2015. In addition, pro forma adjusted net income assumes net income is all attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units and corresponding Class B common stock for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that management believes do not directly reflect the Company’s core operations. Pro forma adjusted net income per diluted share is calculated by dividing pro forma adjusted net income by the total shares of Class A common stock outstanding as though the IPO had occurred and those shares were outstanding for all of each period presented and, assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented.

Pro forma adjusted net income and pro forma adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and net income per share, as determined by GAAP. We believe pro forma adjusted net income and pro forma adjusted net income per diluted share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period and relative to our competitors. A reconciliation of pro forma adjusted net income to net income, the most directly comparable GAAP measure, and the computation of pro forma adjusted net income per diluted share are set forth below.

	For the quarter ended March 31,
	2016	2015
Net income attributable to Planet Fitness, Inc.	$3,368	$8,425
Net income attributable to non-controlling interests	12,977	113
Net income	$16,345	$8,538
Provision for income taxes, as reported	3,291	272
Purchase accounting adjustments(1)	182	426
Management fees(2)	—	284
IT system upgrade costs(3)	—	3,633
IPO-related costs(4)	—	1,757
Severance expense(5)	380	—
Pre-openings costs(6)	—	604
Purchase accounting amortization(7)	4,843	5,270
Adjusted income before income taxes	$25,041	$20,784
Pro forma income taxes(8)	9,866	8,189
Pro forma adjusted net income	$15,175	$12,595

Pro forma adjusted net income per share, diluted	$0.15	$0.13

Pro forma weighted-average shares outstanding(9)	98,707	98,710

(1)

Represents the impact of certain purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings, LLC on November 8, 2012. These are primarily related to fair value adjustments to deferred revenue and deferred rent.

(2)	Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO.
(3)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(4)	Represents legal, accounting and other costs incurred in connection with the IPO.
(5)	Represents severance expense recorded in connection with an equity award modification.
(6)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(7)

Represents the impact of the amortization of certain purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings, LLC on November 8, 2012 and the acquisition of eight franchisee-owned stores on March 31, 2014.

(8)	Represents corporate income taxes at an assumed effective tax rate of 39.4% applied to adjusted income before income taxes.
(9)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. for all periods presented.